SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): January 12, 2009

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.133-4(c))

ITEM 8.01 Other Events

On January 7, 2009 the Office of Thrift Supervision (“OTS”) finalized a supervisory agreement (a memorandum of understanding or “MOU”) which had been reviewed and approved by the Board of Directors of Alaska Pacific Bank (“Bank”) on December 19, 2008. Alaska Pacific Bank is the wholly-owned subsidiary of Alaska Pacific Bancshares, Inc. The MOU specifically requires the Bank to: (a) submit a business plan that sets forth a plan for maintaining Tier 1 (Core) Leverage Ratio of 8% and a minimum Total Risk-Based Capital Ratio of 12% and to provide a detailed financial forecast including capital ratios, earnings and liquidity and containing comprehensive business line goals and objectives; (b) remain in compliance with the minimum capital ratios contained in the business plan; (c) provide notice to and obtain a non-objection from the OTS prior to the Bank declaring a dividend ; (d) maintain an adequate Allowance for Loan and Lease Losses (ALLL); (e) engage an independent consultant to conduct a loan review of the Bank’s purchased loan participations current nonperforming loans and any new loans that are in excess of $500,000 and that were originated since the last review; and (f) develop a written comprehensive plan, that is acceptable to the OTS, to reduce classified assets.

The Board of Directors and management of the Bank do not believe that the MOU will constrain the Bank’s business plan and that there has already been substantial progress made in satisfying the requirements of the MOU. Management believes that the primary reason that the OTS requested the Bank enter into an MOU with the OTS was specific participation loans that give rise to the high level of classified assets. An independent loan review was conducted mid-year 2008 with a scheduled follow-up review to be completed in March 2009. As of September 30, 2008, the Bank’s Tier-1 (Core) Leverage Ratio was 8.29% (.29% over the new required minimum) and Risk-Based Capital Ratio was 11.53% (.47% less than the new minimum).  On Monday, January 12, 2009, the Bank was advised by the US Department of Treasury that the Bank has received preliminary approval of $4.8 million under the Capital Purchase Program (CPP), subject to the execution and submission of all required documentation.

The Board of Directors and management are committed to addressing and resolving the issues presented in the MOU as expeditiously as possible.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                         ALASKA PACIFIC BANCSHARES, INC.

DATE: January 12, 2009	By:	/s/Julie M. Pierce
Senior Vice President and
Chief Financial Officer